UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2024

STRATTEC SECURITY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Wisconsin	0-25150	39-1804239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3333 West Good Hope Road, Milwaukee, Wisconsin 53209

(Address of Principal Executive Offices, and Zip Code)

(414) 247-3333

Registrant’s Telephone Number, Including Area Code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	STRT	The Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2024, STRATTEC SECURITY CORPORATION (the “Company”) issued a press release announcing that the Board of Directors has appointed Matthew Pauli as Senior Vice President and Chief Financial Officer effective November 13, 2024. The full text of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Also on November 11, 2024, the Company announced a transition in the role of Chief Financial Officer, to coincide with the appointment of Mr. Pauli as Senior Vice President and Chief Financial Officer on November 13, 2024. To assist with the transition, the Company will continue to employ Dennis Bowe, who served as the Company’s Chief Financial Officer from September 1, 2022 through November 12, 2024, through February 7, 2025 to assist in the transition in an advisory role.

Mr. Pauli, age 46, joins the Company from CentroMotion, a global manufacturer of highly engineered products serving the transportation, agriculture, construction equipment and other industrial markets. Mr. Pauli brings 24 years of experience in finance and for the past five years has held the role of Executive Advisor and Chief Financial Officer of CentroMotion, responsible for the global tax, treasury, accounting, information technology and legal functions. Prior to his tenure at CentroMotion, Mr. Pauli held progressively challenging corporate and segment finance leadership roles at Enerpac Tool Group (formerly known as Actuant) including Corporate Controller and Chief Accounting Officer. Mr. Pauli began his career at Ernst & Young, where he spent eight years in the firm's audit practice.

Pursuant to an Employment Agreement between Mr. Pauli and the Company (the “Employment Agreement”), the Company has agreed to employ Mr. Pauli for an initial term of one year effective November 13, 2024 (the “Effective Date”), subject to automatic renewal for additional one-year terms after the initial term unless either the Company or Mr. Pauli give notice of non-renewal at least 60 days prior to the end of the then-current term. Mr. Pauli’s initial annual base salary will be $470,000, subject to adjustment by the Board of Directors. Mr. Pauli will receive a one-time sign-on equity grant of restricted stock or restricted stock units with a value of $200,000 (“Sign-on Grant”), which shall be awarded on or promptly after the Effective Date. Commencing with fiscal year 2025, Mr. Pauli will be eligible to participate in and receive an annual bonus award under an annual incentive program established by the Company. The target value of Mr. Pauli’s annual bonus for fiscal year 2025 will be 60% of his base salary. Commencing with fiscal year 2026, Mr. Pauli will be eligible to participate in the STRATTEC SECURITY CORPORATION 2024 Equity Incentive Plan (the “Equity Incentive Plan”). Each grant shall be subject to the approval and discretion of the Compensation Committee of the Board of Directors and subject to the terms and conditions of the Employment Agreement, the applicable plan and related individual award agreements. The foregoing summary is not complete and is qualified in its entirety by reference to the full and complete terms of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Employment Agreement also provides severance benefits in the event of certain terminations of Mr. Pauli’s employment. In the event of termination by the Company without “Cause” or by Mr. Pauli for “Good Reason,” each as defined in the Employment Agreement, not in connection with a “Change of Control” of the Company, also as defined in the Employment Agreement, Mr. Pauli will be entitled to the following payments and benefits: (a) payment of certain accrued benefits through the termination date; (b) a single lump sum payment equal to one year of the base salary in effect on the date of termination; (c) if Mr. Pauli timely elects COBRA continuation coverage under the Company's group medical, dental, and vision plans, the Company will pay directly or reimburse Mr. Pauli for a portion of such COBRA premiums (on a monthly, after-tax basis) equal to the employer portion of the premium for active Company employees for a period of 12 months immediately following the date of termination; and (d) any unvested portion of the Sign-On Equity Grant shall vest immediately.

In the event of termination of Mr. Pauli’s employment by the Company without Cause or by Mr. Pauli for Good Reason within three months prior to or within 24 months following a Change of Control, Mr. Pauli will be entitled to the following payments and benefits: (a) payment of certain accrued benefits through the termination date; (b) a single lump sum payment equal to one and one-half times the sum of (i) one year of the base salary in effect on the date of termination, plus (ii) the average of the annual bonuses paid for the two completed fiscal years immediately preceding the date of termination or, if less than two completed fiscal years have occurred, the current target annual bonus amount; (c) if Mr. Pauli timely elects COBRA continuation coverage under the Company's group medical, dental, and vision plans, the Company shall pay directly or reimburse Mr. Pauli for a portion of such COBRA premiums (on a monthly, after-tax basis) equal to the employer portion of the premium for active Company employees for a period of 18 months immediately following the date of termination; (d) any unvested portion of the Sign-on Grant shall vest immediately; and (e) reimbursement of up to $10,000 for reasonable executive outplacement service expenses incurred by Mr. Pauli within one year following the date of termination, provided that such services are provided by a nationally recognized executive outplacement firm and are at a level appropriate for the most senior officers.

Item 7.01 Regulation FD Disclosure.

As described in “Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” above, on November 11, 2024, the Company issued a press release announcing that it had appointed Matthew P. Pauli as Senior Vice President and Chief Financial Officer effective November 13, 2024.

Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. Furthermore, the information in this Item 7.01 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act except as may be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Employment Agreement effective November 13, 2024
99.1	Press Release issued November 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATTEC SECURITY CORPORATION

By: /s/ Dennis P. Bowe

Dennis P. Bowe, Vice President and

Chief Financial Officer

Date: November 11, 2024